UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 5, 2009
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The press release dated August 10, 2009 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter and six months ended June 30, 2009, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We discuss EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended June 30, 2008 and 2009 and for the six months ended June 30, 2008 and 2009. We believe that EBITDA, as defined, may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. EBITDA, as defined, is a financial measure commonly used in the oil and natural gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity. Because EBITDA, as defined, excludes some, but not all, items that affect net income, the EBITDA presented in the press release may not be comparable to similarly titled measures of other companies.
     We discuss adjusted net income excluding the non-cash after-tax items comprised of marked-to-market unrealized loss on derivatives, stock compensation expense, non-cash interest expense and bad debt expense on a total and a per share basis for the quarters ended June 30, 2008 and 2009. We also discuss adjusted net income excluding the non-cash after-tax items comprised of non-cash impairment of oil and natural gas properties, marked-to-market unrealized loss on derivatives, stock compensation expense, non-cash interest expense and bad debt expense on a total and a per share basis for the six months ended June 30, 2008 and 2009. We believe that this information will help investors compare results between periods and identify operating trends that would otherwise be masked by the non-cash after-tax items. The most comparable GAAP financial measure, net loss, and information reconciling the GAAP and non-GAAP measures were also included in the press release. We discuss adjusted revenue including the impact of cash-settled hedges for the quarter and six months ended June 30, 2008 and 2009. We believe that this information will help investors understand our actual results, which are impacted by our natural gas and oil derivatives. The most comparable GAAP financial measure, revenue, and information reconciling the GAAP and non-GAAP measures were also included in the press release.
     None of the information furnished in Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On August 5, 2009, Carrizo concluded that it would restate its financial statements as of and for the year ended December 31, 2008 and as of and for the three months ended March 31, 2009 after identifying certain non-cash errors largely caused by the fact that (1) the ceiling test impairment calculations did not take into account correctly the deferred taxes related to the impairment expense and (2) certain unevaluated costs had been incorrectly classified in the full cost pool (collectively, the “Adjustment”). The cumulative effect of the Adjustment (as described in the table below) with respect to Carrizo’s earnings for the periods presented was an increase in the net loss of $1.8 million and a $4.1 million increase in impairment of oil and natural gas properties. The Adjustment has been incorporated in the information contained in the earnings release furnished as Exhibit 99.1 hereto and incorporated in Item 2.02 hereof.
     The restated financial statements for the year ended December 31, 2008 will also reflect Carrizo’s retroactive application, effective as of January 1, 2009, of APB 14-1 (as defined below). The impact of the Adjustment and the retroactive application of APB 14-1 on certain restated financial information for the year ended December 31, 2008 and the impact of the Adjustment on certain restated financial information for the three months ended March 31, 2009, together with the cumulative effect of the Adjustment over both periods, is summarized in tabular form below (in millions, except per share data):

	Year Ended			Three Months Ended
	December 31, 2008			March 31, 2009			Cumulative Effect of
	Original	As Adjusted	Change	Original	As Adjusted	Change	Adjustment[1]
Impairment of oil and natural gas properties	$138.6	$178.5	+$39.9	$252.2	$216.4	-$35.8	+$4.1
Depletion, depreciation and amortization	N/A	N/A	N/A	$16.5	$15.2	-$1.3	-$1.3
Net loss	$17.9	$45.0	+$27.1	$148.3	$124.2	-$24.1	+$1.8
Net loss (per fully diluted share)	$0.60	$1.49	+$0.89	$4.80	$4.02	-$0.78
Income tax benefit	$6.1	$20.7	+$14.6	$79.8	$66.8	-$13.0	+$1.0
Interest expense	$23.5	$30.3	+$6.8	N/A	N/A	N/A
Capitalized interest	$15.6	$20.5	+$4.9	N/A	N/A	N/A

	As of December 31, 2008			As of March 31, 2009			Cumulative Effect of
	Original	As Adjusted	Change	Original	As Adjusted	Change	Adjustment[1]
Property and equipment	$1,021.6	$986.6	-$35	$816.2	$813.4	-$2.8	+2.8
Long-term debt	$533.1	$475.8	-$57.3	N/A	N/A	N/A
Deferred income taxes	$26.9	$34.8	+$7.9	$38.0	$39.0	+$1.0	+$1.0
Retained earnings	$47.4	$20.3	-$27.1	-$102.1	-$103.9	+$1.8	+$1.8

[1]	The information presented in the column entitled “Cumulative Effect of Adjustment” only includes the cumulative effect of the Adjustment and does not include the effect of adoption of APB 14-1. The effect of the adoption of APB 14-1 is already reflected in Carrizo’s financial statements for the quarter ended March 31, 2009.
     Carrizo initially identified an error in its financial statements that resulted from the presence of certain computational deficiencies in Carrizo’s standard ceiling test computation format, most notably the absence of the pre-tax, gross-up computation and a reconciling proof of the oil and gas property and related deferred tax amounts to the financial statements (in the event of an after-tax, ceiling test write-down). Further review indicated additional errors in the transfer of unevaluated costs to the full cost pool and in other supporting computations within the ceiling test work papers that partially offset the impact of the pre-tax, gross-up error. These offsetting errors included: (1) the incorrect classification of a portion of the capitalized interest in the full cost pool that related to unevaluated properties, (2) the failure to true-up the final deferred tax amounts used in the final version of the ceiling test computation, (3) the inclusion in the ceiling test computation of certain deferred tax amounts not directly associated with oil and gas properties and (4) the incorrect classification of certain unevaluated leasehold costs in the full cost pool.
     The determination to restate was approved by the audit committee of Carrizo’s board of directors upon the recommendation of Carrizo’s senior management.
     Carrizo plans to file an annual report on Form 10-K/A for the year ended December 31, 2008 that contains a restatement of certain consolidated financial information, including the following non-cash changes:
•	impairment of oil and natural gas properties for the year ended December 31, 2008 of $178.5 million as compared to the $138.6 million previously reported, a change of $39.9 million;

•	net loss for the year ended December 31, 2008 of $45.0 million, or $(1.49) per fully diluted share, as compared to the $17.9 million, or $(0.60) per fully diluted share, previously reported, a change of $27.1 million or $0.89 per fully diluted share;

•	income tax benefit for the year ended December 31, 2008 of $20.7 million as compared to the $6.1 million previously reported, a change of $14.6 million;

•	interest expense for the year ended December 31, 2008 of $30.3 million as compared to the $23.5 million previously reported, a change of $6.8 million;

•	capitalized interest for the year ended December 31, 2008 of $20.5 million as compared to the $15.6 million previously reported, a change of $4.9 million;

•	property and equipment as of December 31, 2008 of $986.6 million as compared to the $1,021.6 million previously reported, a change of $35.0 million;

•	long-term debt, net of current maturities and unamortized discount as of December 31, 2008 of $475.8 million as compared to the $533.1 million previously reported, a change of $57.3 million;

•	deferred income taxes as of December 31, 2008 of $34.8 million as compared to the $26.9 million previously reported, a change of $7.9 million; and

•	retained earnings as of December 31, 2008 of $20.3 million as compared to the $47.4 million previously reported, a change of $27.1 million.
     Carrizo also plans to file a quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2009 that contains a restatement of certain consolidated financial information, including the following non-cash changes:
•	impairment of oil and natural gas properties for the three months ended March 31, 2009 of $216.4 million as compared to the $252.2 million previously reported, a change of $35.8 million;

•	depletion, depreciation and amortization for the three months ended March 31, 2009 of $15.3 million as compared to the $16.5 million previously reported, a change of $1.2 million;

•	net loss for the three months ended March 31, 2009 of $124.2 million, or $(4.02) per fully diluted share, as compared to the $148.3 million, or $(4.80) per fully diluted share, previously reported, a change of $24.1 million or $0.78 per fully diluted share;

•	income tax benefit for the three months ended March 31, 2009 of $66.8 million as compared to the $79.8 million previously reported, a change of $13.0 million;

•	property and equipment as of March 31, 2009 of $813.4 million as compared to the $816.2 million previously reported, a change of $2.8 million; and

•	deferred income taxes as of March 31, 2009 of $39.0 million as compared to the $38.0 million previously reported, a change of $1.0 million.

     Investors are cautioned not to rely on Carrizo’s historical financial statements in the annual report on Form 10-K for the year ended December 31, 2008 and the quarterly report on Form 10-Q for the three months ended March 31, 2009 as originally filed.
     Because preparation and completion of Carrizo’s financial statements in connection with the amended reports is ongoing, the financial information presented in this current report, including the impact of the restatement and the retroactive application of the Financial Accounting Standards Board’s Staff Position (“FSP”) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)”, and FSP Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (collectively, “APB 14-1”), is preliminary and subject to adjustment.
     Carrizo’s audit committee and management have discussed the matters described herein with Carrizo’s current and former independent registered public accounting firms.
     Statements in this report, including but not limited to those relating to Carrizo’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, including the impact of the restatement, timing of filings with the SEC and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although Carrizo believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include delays and uncertainties that may be encountered in connection with the restatement, final audits and reviews by Carrizo and its auditors, and other risks described in Carrizo’s annual report on Form 10-K for the year ended December 31, 2008 and its other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement and Carrizo undertakes no duty to update any forward-looking statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 10, 2009 Announcing Financial Results for the Second Quarter 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

Date: August 10, 2009

EXHIBIT INDEX
99.1	Press Release dated August 10, 2009 Announcing Financial Results for the Second Quarter 2009.